UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2026

Yarrow Bioscience, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38356	45-3757789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

470 James Street, Suite 007, New Haven, CT	06513
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 433-7577

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	YARW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 10, 2026, Yarrow Bioscience, Inc. (the “Company”) entered into an underwriting agreement (“Underwriting Agreement”) with Jefferies LLC, TD Securities (USA) LLC and Guggenheim Securities, LLC, as the representatives of the underwriters named therein (the “Underwriters”), to issue and sell 5,769,231 shares of the Company’s common stock at a public offering price of $26.00 per share (the “Offering”). In addition, the Company has granted the Underwriters an option (the “Option”) for a period of 30 days to purchase up to an additional 865,384 shares of its common stock at the public offering price, less the underwriting discounts and commissions, which the Underwriters exercised in full on September 11, 2026.

The net proceeds from the Offering, including proceeds from the exercise in full of the Option by the Underwriters, are expected to be approximately $161.8 million, after deducting the Underwriters’ discounts and commissions and estimated offering expenses payable by the Company.

The securities described above were offered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-277609), as amended by Post-Effective Amendment No. 1 thereto, which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 19, 2026. A final prospectus supplement dated September 10, 2026 relating to and describing the terms of the Offering was filed with the SEC on September 11, 2026. The Offering is expected to close on September 14, 2026.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing and other obligations of the parties. In addition, the Company’s directors and executive officers have entered into lock-up agreements pursuant to which they have agreed, subject to certain exceptions, not to sell or otherwise dispose of shares of the Company’s common stock for a period of 60 days after the date of the final prospectus supplement without the prior written consent of Jefferies LLC and TD Securities (USA) LLC. In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the issuance and sale of the shares of the common stock in the Offering is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 10, 2026, by and among Yarrow Bioscience, Inc., Jefferies LLC, TD Securities (USA) LLC and Guggenheim Securities, LLC, as representatives of the several underwriters named therein
5.1	Opinion of Gibson, Dunn & Crutcher LLP
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YARROW BIOSCIENCE, INC.

Date: September 14, 2026	By:	/s/ Rebecca Frey
Rebecca Frey
Chief Executive Officer